EXHIBIT C

Deferred Compensation Contract

María Calero

DEED NUMBER: EIGHTY SEVEN (87)

DEED OF TRUST

In the City of Bayamón, Puerto Rico, this TWENTY–FOURTH (24) day of June, nineteen hundred ninety three (1993).

BEFORE ME

ORLIN P. GOBLE, Notary Public in and for the Commonwealth of Puerto Rico, with residence and office in San Juan, Puerto Rico.

APPEAR

AS PARTY OF THE FIRST PART: SANTANDER NATIONAL BANK, a federally chartered banking institution having its principal office in Bayamón, Puerto Rico, (hereinafter sometimes referred to as the "Settlor") acting by and through its Board of Directors and represented herein by César Criado Jiménez of legal age, married and resident of San Juan, Puerto Rico, being duly authorized by resolution of the Board of Directors of the Settlor to appear herein on its behalf, which authority they will show wherever and whenever required to do so.

AS PARTY OF THE SECOND PART: MARTA CALERO PADRON, of legal age, married and resident of San Juan, Puerto Rico (hereinafter sometimes referred to as the "Trustee").

I, the Notary, hereby certify that I am personally acquainted with the appearing parties and as to their personal circumstances; further, the appearing parties represent to me that they are in full enjoyment and exercise of their civil rights, and that they have, and in my judgment they do have, sufficient legal capacity and authority to execute this Deed.

NOW THEREFORE, it is agreed as follows:

        TITLE OF TRUST

        The trust hereby established shall be designated and known as the SANTANDER NATIONAL BANK DEFERRED COMPENSATION TRUST FOR THE BENEFIT OF MARIA CALERO PADRON (hereinafter sometimes referred to as "Trust").

        GENERAL STATEMENT

        The Trust shall consist of such funds as shall from time to time be deposited with the Trustee by the Settlor in accordance with the terms of the Deferred Compensation Agreement entered into by Settlor and María Calero Padrón hereinafter referred to as the "Beneficiary" or "Executive" as adopted on the second (2) day of November, of the year nineteen hundred ninety two (1992) (hereinafter referred to as the Deferred Compensation) which funds and any increment thereto and the income therefrom and the property for which any of the same shall be exchanged for or into which any of the same shall be converted shall collectively constitute the Deferred Compensation Trust Account. The Trustee shall be responsible only for such sums and property as shall actually be received by him as Trustee hereunder and shall not be required to determine whether contributions of the Settlor delivered to him comply with the provisions of the Deferred Compensation. The Trustee shall manage, invest, and reinvest the Trust pursuant to the provisions herein and shall make payments of benefits from the Trust as hereinafter provided pursuant to the provisions of Article III of this Instrument.

        The Settlor, the Beneficiary, and the Beneficiary's Estate, shall have the exclusive right to enforce any and all provisions on behalf of the Settlor, the Beneficiary, or other persons having or claiming to have an interest in the Trust, and in any action or proceeding affecting the Trust, the Settlor, the Beneficiary or the Beneficiary's Estate, shall be the only necessary parties and the only parties entitled to any notice of process.

        DISBURSEMENT OF FUNDS

  In General.

  At the time Executive is entitled to receive payments from the Deferred Compensation Trust Account in accordance with the provisions of Article III–C below (representing distributions of funds other than distributions of investment income funds), the Executive shall furnish Trustee a written statement instructing and authorizing him to pay to the Executive the corresponding amount of the Deferred Compensation Trust Account in the applicable manner described in said Article III–C. The Trustee shall thereafter immediately notify the Settlor in writing as to the Executive's instructions, and the Settlor shall have thirty days from the date of such notification to object (in the manner indicated below) to the payment requested by the Executive. If no such objection is raised within said period of time, Trustee shall make the applicable distribution to the Executive. With respect to the investment income, the Trustee shall distribute such income to Executive in accordance with the provisions of Article III–B unless the Settlor furnishes Trustee a written statement providing that an event of default has occurred.

  In the event the Settlor considers that an event of forfeiture has occurred (either with respect to distributions of investment income funds or of funds other than distributions of investment income funds), the Settlor shall be required to so notify it in writing to the Trustee and Executive indicating the reasons for such determination. In the event Executive disagrees with the determination made by the Settlor as to the occurrence of an event of forfeiture, said issue shall be arbitrated before an individual selected by mutual consent of the parties. In the event the parties cannot agree as to the appointment of an Arbitrator, then the arbitration proceedings shall take place in San Juan, Puerto Rico, in accordance with the rules of the American Arbitration Association. The decision of the Arbitrator shall be final and binding upon all parties and shall be enforceable in any court of law having jurisdiction thereof. Any amount of the Deferred Compensation Truest Account which is considered to have been forfeited, shall be paid (in cash or in kind) by the Trustee to the Settlor within the next THIRTY (30) days following such determination.

  Distribution of Investment Income.

  The Trust's investment income, including net capital gains, will be paid by Trustee to Executive or to her beneficiaries or estate within the next five days after such income is received by Trustee. The current distribution of the Trust's investment income will commence immediately after the receipt by the Trust of such investment income and will continue thereafter until the Trust is terminated.

  The amount of the deferred portion of the total compensation accumulated by the Trust will be distributed in the manner described below unless forfeited by the occurrence of any of the events of forfeiture specified in Article III–C below.

  The Trustee shall have the power to decide what will constitute income of the Trust that will be currently distributed and what will constitute corpus of the Trust, and such decision shall be final and binding upon all parties.

  Distribution of Deferred Compensation

  Termination for any Reason other than Death.

  In the event that the Executive's services shall be terminated by reason of disability, retirement, voluntary termination by either party, or for any other reason other than her death, the value of her Deferred Compensation Trust Account maintained by the Trustee as of the date in which the first installment is payable to Executive shall be paid by Trustee to the Executive in the following manner, unless forfeited by the occurrence of any of the events of forfeiture specified in Article IV below:

  If the value of her Deferred Compensation Trust Account does not exceed the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000), then, said value thereof shall be paid to Executive over a five (5) year period in five (5) annual installments commencing on January 1st of the year following termination of services and continuing on January 1st of the subsequent four (4) years, or

  If such value exceeds the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000), then said value thereof shall be paid to Executive, over a ten (10) year period in ten (10) annual installments commencing on January 1st of the year following termination of services and continuing on each January 1st of the subsequent nine (9) years.

  As provided above, during the pay–out period, the Trust's income, including net capital gains, will be paid by Trustee to Executive as such income is received by Trustee.

  The amount of each installment shall be determined by dividing: (i) the value of the Deferred Compensation Trust Account at the date the first installment is payable by, (ii) the total number of installments payable. Any increment in the value of the installments in the deferred compensation trust account during the pay–out period shall increase the amount of the last installment due and any reduction in the value of investments shall reduce the amount of each installment in reverse order of maturity. The Executive may, however, prior to the date of termination of services for the reasons indicated above, file a written document with the Settlor and Trustee electing:

  To receive the unpaid value of her Deferred Compensation Trust Account over a longer period of time, and/or

  That the annual installments commence at a later date other than the subsequent January 1st after the date of retirement but no later than her attainment of age sixty (60).

  For purposes of this Section, the Executive shall be deemed to be disabled if she is unable to effectively carry on her normal duties for a period of more than One Hundred Twenty (120) consecutive working days or for more than One Hundred Twenty (120) working days during any 12 month period.

  Termination of Services by Death.

  In the event that the Executive's services are terminated by death, or in the event of Executive's death after termination of services, without the occurrence, in either case, of any of the events of forfeiture specified in Article IV below, the unpaid value of her Deferred Compensation Trust Account shall be paid by Trustee in a lump sum within thirty (30) days after her death to her Estate, or to her designated heirs or beneficiaries thereof as may be provided by law or by a valid will executed by the Executive, unless Executive notifies the Settlor and Trustee in writing at any time that such unpaid value be paid in a lump sum at a designated time within the five (5) year period following the death of the Executive or in ratable annual installments over a five (5) year period or a specified longer period not to exceed ten (10) years.

  Hardship

Upon a showing of financial hardship and provided that none of the events of forfeiture specified in Article IV below has occurred, the Settlor may, in its sole discretion, direct the Trustee to pay the Executive (or, in the event of death, to the Executive's Beneficiaries) in one lump sum a portion or all of the unpaid value of such Executive's Deferred Compensation Trust Account to the extent necessary to alleviate the hardship. A hardship is an emergency beyond the control of the Executive and her beneficiaries.

        EVENTS OF FORFEITURE

Notwithstanding anything contained herein to the contrary, no payment of any then unpaid value of the Deferred Compensation Trust Account (including investment income thereof) shall be made and all the rights of the Executive under this Agreement and the Deed of Trust, her designated beneficiaries, executors, or administrators, or any other person, to receive payments thereof shall be forfeited if any of the following events occur:

  The Executive, while in the service of the Settlor,

shall engage in:

    a material breach of the covenants established

    in Article V of this Deed; and/or

    be convinced in a court of competent jurisdiction for theft of Settlor's property or embezzlement;

(ii) The Executive, after ceasing to be engaged as an Executive and until the time of receiving the final installment payment or distribution from the Deferred Compensation Trust Account, shall engage in any of the following:

(1) a material breach of the covenants established in Section V of this Agreement, and/or

(2) refuses to make herself available upon request at reasonable times and upon a reasonable basis to consult with, supply information to, and otherwise cooperate with the Settlor with respect to any matter that was handled by her while she was in the service of the Settlor.

Except in the case of engaging in any of the activities or actions mentioned above, the Executive shall be entitled to receive the full amount accumulated in her Deferred Compensation Trust Account in the manner provided above irrespective of whether the Deferred Compensation Agreement or executive's employment may be terminated by the Settlor for reasons other than those provided therein.

The Trustee shall not be responsible nor have the power to determine whether an event of forfeiture has occurred. For these purposes, the Trustee shall rely solely on the written statement provided by Settlor and agreed to by Executive, or in the case of disagreement by the decision of the Arbitrator as established in Article III–A hereof.

        COVENANTS

While Executive is employed hereunder by the Bank she shall not, without the prior written consent of the Bank engage, directly or indirectly, in any other employment, or have any interest, direct or indirect, in any other business, firm, or corporation which directly competes or conflicts with the business of the Settlor; provided, however, that she may continue to own or may hereafter acquire any securities of any class of any publicly owned or privately held company.

Executive shall treat as confidential and keep secret affairs to the Settlor and shall not at any time during the term of this Agreement or thereafter, without the prior written consent of the Settlor, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than the Settlor and its affiliates any information of a confidential nature relating in any way to the business of the Settlor or its affiliates or their clients and obtained by her in the course of her services hereunder.

All records, papers, and documents kept or made by the Executive relating to the business of the Settlor or its affiliates or their clients shall be and remain the property of the Settlor.

IV. POWERS OF TRUSTEE

The Trustee shall have the following rights and powers with respect to the Trust assets:

(a) To invest and reinvest the Trust assets in such annuity contracts, insurance policies, bonds, notes, debentures, mortgages, certificates of deposits, pooled investment funds, or in such other properties real or personal, and/or securities of any kind, class or character as the Trustee may deem suitable;

(b) To renew, cancel, amend and/or extend leases and consent to the assignment and modification of any lease, on any terms which may be deemed by him to be necessary, proper or advisable;

(c) To vote personally or by proxy any shares of stock which may at any time be held by him hereunder.

(d) TO collect, receive, and issue receipts for rents, profits, or other income from any property which may be held;

(e) To expend money or other property in order to collect, sell, manage, conserve, or administer any property which may be held, or in order to improve, repair, equip, develop, furnish, maintain, alter, extend, or add to any such property;

(f) To retain for any period of time any property which may be received or acquired, even though its retention by reason of its character or otherwise would not be appropriate apart from this provision.

(g) To sell at public or private sale (including, specifically, the power to initiate or participate in any public offering or underwriting), partition, exchange for like or unlike property, lease for any period of time even though it may be longer than the duration of the Trust, modify, renew or extend any lease, grant options upon, release, demolish, abandon, dedicate and otherwise dispose of any property which may be held, upon such terms and conditions, including credit, and for such consideration, even though it may be less than the value at which such property was received or acquired, or for such other benefit, even though it may be intangible, as may be deemed appropriate.

(h) To transfer title to, grant, rights in and convey in fee simple or otherwise any property which may be held, free of all trusts.

  To pay, contest, compromise, abandon, release, adjust, submit to arbitration, sue on, defend and otherwise deal with and settle any claim in favor of or against the Trust or the Trustee.

(j) To borrow money or other property for such periods of time, upon such terms and conditions, and for such purposes as may be deemed appropriate; to mortgage, pledge or otherwise encumber any property which may be held as security for any such loan; and to renew, extend or refund any existing loan either as maker or endorser.

(k) To keep books of accounts and to make reports thereof upon such reasonable basis and with such detail as may be deemed appropriate.

(l) To execute any instrument, under seal or otherwise.

(m) To decide what constitutes income of the Trust that will be currently distributed and what will constitute corpus of the Trust and such decision shall be final and binding upon all parties.

(n) In case any bonds, notes, stocks, or other securities held by the Trustee shall entitle the holder to an option or privilege to convert the same into other bonds, notes, stocks, or other securities, or in case the right or privilege shall be given to the holder to subscribe for additional or other bonds, notes, stocks, or other securities, the Trustee is authorized in his discretion to exercise such options, rights, and privileges from time to time, and to make such conversions and subscriptions and to make payments therefor; and to hold such bonds, notes, stocks, or other securities so acquired as investments for the Trust and to advance or borrow money for the purpose of exercising any of such rights.

(o) To open and maintain an account with an authorized brokerage firm, broker or similar institution, for the purchase and sale (including short sales) of stocks, bonds, options, or securities, commodities and commodity futures, on margin or otherwise.

(p) The Trustee may become a party to any reorganization, consolidation, merger, or other capital readjustment of any corporation, the stocks or securities of which may at any time be held as part of the Trust. He may participate in any such reorganization, consolidation, merger or readjustment to the same extent and as fully as if he, as an individual, were the absolute owner of such stocks or securities; and may deposit with any committee or depositary pursuant to any plan or agreement or reorganization, consolidation, merger, or readjustment any property held in the Trust; and may make payment from the Trust of any charges or assessments imposed by the terms of any plan or agreement or reorganization, consolidation, merger, or readjustment; and may receive and continue to hold in trust any property allotted to the fund by reason of his participation therein.

(q) The Trustee may cause any securities or property at any time held by him hereunder to be carried in his individual name, or in the name of a nominee, without disclosing the fact that such property is part of the Trust.

(r) The Trustee may employ such agents, brokers, attorneys (which may be of counsel for the Settlor) and assistants as he may deem necessary or proper in the matter of the execution of this Trust and pay reasonable compensation for such services.

(s) The Trustee shall have full power and authority by contract to bind the Trust Estate without making himself individually liable, and to perform any and all other acts which he may deem proper to carry out the purposes of this instrument.

The Trustee shall not be liable hereunder except for his own manifest negligence or willful misconduct.

The Trustee shall be paid a reasonable compensation for his services in such amounts as shall be agreed upon from time to time between the Settlor and the Trustee.

All costs, charges, and expenses of the Trust and of the management thereof, including compensation of the Trustee and that of agents, brokers, attorneys, and assistants that he may employ, and all taxes, assessments and charges against the Trust shall be paid from the Trust.

The duties, obligations, and rights of the Trustee shall be limited to the terms and provisions of this Trust Agreement, notwithstanding any reference herein to the Deferred Compensation Agreement. The Trustee is given as full and complete power and authority over the Trust except as herein provided as fully and to the same extent as any individual might, could or would have owning similar property or securities in his own right, and the enumeration of specific powers shall not be taken to restrict general powers and authority herein given. The decision of the Trustee as to any discretion conferred upon him hereunder shall be final and conclusive upon all concerned.

        ACCOUNTS OF THE TRUSTEE

The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and all accounts, books, and records relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by the Executive or by the Board of Directors of the Settlor.

The Trustee shall give to the Executive and the Settlor a n annual account of all securities or other property in which funds have been invested by the Trustee.

Within ninety (90) days after the receipt of such report the Executive and/or the Settlor, shall file with the Trustee notice of any objection which they may have to any act or transaction of the Trustee set forth in such account. Upon such account being adjusted to their satisfaction, they shall endorse upon the account a statement that it has been settled and adjusted to their satisfaction, they shall endorse upon the account a statement that it has been settled and adjusted to their satisfaction, and there upon the account shall become an account stated. If no objection to said account is filed within (90) days after it has been received, it shall be deemed to have been settled and allowed in like manner as if the Executive or the Settlor had endorsed thereon a statement of approval as aforesaid, and thereupon the account shall become an account stated.

Except when otherwise provided by law, when it is provided therein that an account shall have become an account stated, such an account shall be deemed to be finally settled and shall be conclusive between and among the Trustee, the Settlor, the Executive, and all persons having or claiming to have any interest in the Trust or under the plan were parties. The Trustee shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of his account and in any such action or proceeding it shall only be necessary to join as parties thereto the Trustee, the Executive, and the Settlor, and any judgment or decree which mat be entered therein shall be conclusive on al parties having or claiming to have any interest in the Trust or under the plan.

VIII. RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

The Trustee may resign his duties as Trustee hereunder filing with the Settlor and with the Executive his written resignation. No such resignation shall take effect until ninety (90) days from the date thereof, unless prior thereto a successor Trustee shall have been appointed.

The Trustee may be removed by the Settlor in agreement with the Executive at any time upon giving sixty (60) days notice in writing to the Trustee, but such notice may be waived by the Trustee. Such removal shall be effected by delivering to the Trustee a written notice of his removal, executed by the Settlor pursuant to the direction of its Board of Directors in agreement with the Executive, and by giving notice to the Trustee of an appointment of a successor Trustee in the manner hereinafter set forth.

The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be of (a) an instrument in writing appointing such successor Trustee executed by the Settlor pursuant to the direction of its Board of Directors in Agreement with the Executive, and (b) an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed.

Any successor Trustee hereunder may be either a corporation authorized and empowered to exercise trust powers or may be one or more individuals as determined by the Settlor in agreement with the Executive. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder.

Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Trust to such successor Trustee, after reserving such reasonable amount as he shall deem necessary to provide for his expenses in the settlement of his account, the amount of any compensation due to him and any sums chargeable against the Trust for which he may be liable, but if the sums so reserved are not sufficient for such purposes, the Trustee for whom such successor Trustee shall have been appointed shall be entitled to reimbursement for any deficiency from the successor Trustee or the Settlor or both of them.

IX. DURATION AND TERMINATION OF TRUST

This Trust shall continue for such time as may be necessary to accomplish the purpose for which it was created.

X. AMENDMENTS

The Settlor in agreement with the Executive shall have the right at any time and from time to time by an instrument in writing delivered to the Trustee, executed pursuant to the order of its Board of Directors in form similar to the execution of this Trust Agreement, to modify or amend this Agreement in whole or in part except that the duties and responsibilities of the Trustee shall not be substantially increased without his written consent, and further excepting that no amendment shall be made pursuant to which any part of the Trust may be used for or diverted to purposes other than for the exclusive benefit of Executive or her beneficiaries except upon the finding of an event of forfeiture as more fully described in Article IV above. Any such amendment shall become effective upon delivery of the written instrument of amendment to the Trustee, but if it does increase such duties and responsibilities it shall become effective upon the endorsement of the Trustee of his written consent.

XI. MISCELLANEOUS

No interest in this Trust or any share thereof shall be assignable in anticipation of payment either by voluntary or involuntary act or by operation of law, or be liable in any way for the debts or defaults of the Executive or the Settlor; and every attempt at assignment or other disposition of any cash or property in this Trust, or any part thereof, except as herein authorized, shall be void. The Trustee shall not pay any money or assign any property payable or distributable to, or standing to the credit of, any person hereunder to any assignee or creditor of such person.

Any words and phrases used in this Agreement which are defined in the Deferred Compensation Agreement shall have the meanings set forth therein unless a different meaning is required, by the context they are used in this Agreement. The titles and the headings or sections of this Trust Agreement are placed herein for convenience of reference only and in case of any conflict, the contents of this instrument, rather than such titles and headings, shall control.

The validity and effect of this Trust Agreement and the rights and obligations of all parties hereto and of all other persons affected thereby shall be construed and determined in accordance with the laws of the Commonwealth of Puerto Rico except where superseded by the laws of the United States of America. In case any provisions of this Trust Agreement shall be held illegal or invalid for any reason whatsoever, said illegality or invalidity shall not affect the remaining parts of this Trust Agreement and this Trust Agreement shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.

ACCEPTANCE

The appearing parties hereby accept, ratify, and confirm this Deed, and I, the Notary, do hereby certify that I have advised them as to the pertinent legal warnings and of the legal effects of the present document, as well as of their right under the Notarial Law of Puerto Rico to have two witnesses to appear herein and read and sign this deed together with them, which right they have waived, and this deed having been read by them to which fact I hereby certify, the said appearing parties approve and ratify its contents and sign the same before me, and affix their initials on each and every page of this instrument, all before me, the Notary. Wherefore, I, the Notary, authorizing this instrument certify upon my notarial faith and under my signature, mark, seal and flourish attest to all of which is hereinabove stated.

At this stage of the execution, it is stated that the Social Security number of the appearant of the First Part is 66–023–2733 and the Social Security number of the appearant of the Second Part is 584–41–2412. I, the Notary, again certify and ATTEST.

FIRMADO: CESAR CRIADO JIMENEZ; MARTA CALERO PADRON

AMENDMEMNT TO DEFERRED COMPENSATION AGREEMENT

In the City of San Juan, Puerto Rico, on this day of , 1995.

APPEAR

AS PARTY OF THE FIRST PART: BANCO SANTANDER PUERTO RICO, a banking institution organized and existing under the laws of the Commonwealth of Puerto Rico, having its principal office on the City of San Juan, Puerto Rico, represented herein by its Authorized Agents hereinafter called "The Bank";

AND AS PARTY OF THE SECOND PART: MARIA CALERO PADRON, of legal age, married, executive and resident of San Juan, Puerto Rico, hereinafter called "Calero";

STATE

FIRST: That a certain Deferred Compensation Agreement was made and entered into by Santander National Bank and "Calero" on the 2nd day of November 1992.

SECOND: That on November 30th, 1994, Banco Santander Puerto Rico acquired all assets and liabilities of Santander National Bank.

THIRD: That among the obligations assumed by "The Bank" was a certain Deferred Compensation Agreement as well as those obligations of Santander National Bank contained in a certain Deed of Trust number 87, executed in the City of Bayamón, Puerto Rico on the 24th day of June 1993, before Notary Public Orlin P. Goble.

FOURTH: That by virtue of said acquisition "Calero" became an officer of and is presently employed by "The Bank" and as such both "Calero" and "The Bank" wish to continue the existing Deferred Compensation Agreement under the same conditions contained herein.

FIFTH: That the parties by these presents now do hereby amend the Deferred Compensation Agreement so that "The Bank" shall be substituted for Santander National Bank and shall become obligated under all of the terms and conditions contained in said Deferred Compensation Agreement as if it were an original signatory to said Agreement.

SIXTH: That "Calero" does now hereby accept and agree to said substitution.

SUCH is said Agreement made and entered into at the place and at the date above stated.

BANCO SANTANDER PUERTO RICO

BY: _______________________ _________________________

MARIA CALERO PADRON

BY: _______________________

Affidavit No. _____________

Acknowledged and subscribed to before me by María Calero Padrón, of legal age, married and resident of San Juan, Puerto Rico and as Authorized Agents of Banco Santander Puerto Rico, both of legal age, and residents of

At San Juan, Puerto Rico, this day of 1995.

DEED NUMBER FOUR (4)

AMENDMENT TO DEED OF TRUST

In the city of San Juan, Puerto Rico, this twenty–six (26th) day of June of nineteen ninety five (1995).

BEFORE ME

MANUEL EDGARDO ELIAS RIVERA

A Notary Public in Puerto Rico, with residence in the City of San Juan, Puerto Rico and offices in the City of San Juan, Puerto Rico.

APPEAR

AS PARTY OF THE FIRST PART: BANCO SANTANDER PUERTO RICO, taxpayer identification number 66–031–2389, a banking corporation organized under the Laws of the Commonwealth of Puerto Rico (hereinafter sometime referred to as the "Settlor"), herein represented by its authorized agent, Estrella Miranda Marrero, social security number 583–01–1652, of legal age, single, Senior Vice President and resident of Condado, San Juan, Puerto Rico, who states that she is duly authorized to execute this Deed and bind herself to show her capacity to execute this Deed wherever and whenever required.

AS PARTY OF THE SECON PART: MARTA CALERO PADRON, social security number 584–41–2412, of legal age, married and resident of San Juan, Puerto Rico (hereinafter sometimes referred to as the "Trustee").

I, the Notary, hereby certify that I am personally acquainted with the appearing parties as to their personal circumstances; further, the appearing parties represent to me that they are in full enjoyment and exercise of their civil rights, and that they have, and in my judgement they do have, sufficient legal capacity and authority to execute this Deed wherefore they freely:

STATE

FIRST: That the Trustee executed a certain Deed of Trust number eighty eight (87) in the city of Bayamón, Puerto Rico, on the twenty third (23rd) day of June, nineteen hundred ninety three (1993), before Notary Public Orlin P. Goble together with Santander National Bank, thereby establishing a trust designated and known as SANTANDER NATIONAL BANK DEFERRED COMPENSATION TRUST FOR THE BENEFIT OF MARIA CALERO PADRON.

SECOND: Banco Santander Puerto Rico acquired all assets and liabilities of Santander National Bank on November thirtieth (30th) nineteen hundred ninety four (1994), thereby assuming all obligations of said Santander National Bank under the referred Deed of Trust and the Santander National Bank Deferred Compensation Trust for the Benefit of María Calero Padrón.

THIRD: That the parties now hereby wish to amend the referred Deed of Trust number eighty seven (87) so that Banco Santander Puerto Rico substitutes Santander National Bank under the provisions of said Deed of Trust and shall henceforth become the "Settlor" thereunder subject to all the obligations contained therein as well as to all of its clauses and conditions.

FOURTH: That the Trustee now does hereby acknowledge and agree to said substitution.

ACCEPTANCE

The appearing parties hereby accept, ratify, and confirm this Deed, and I, the Notary, do hereby certify that I have advised them as to the pertinent legal warnings and of the legal effects of the present document, as well as of their right under the Notarial Law of Puerto Rico to have two witnesses to appear herein and read and sign this Deed together with them, which right they have waived, and this Deed having been read by them to which fact I hereby certify, the said appearing parties approve and ratify its contents and sign the same before me, and affix their initials on each and every page of this instrument, all before me, the Notary. Wherefore, I, the Notary authorizing this instrument certify upon my notarial faith and under my signature, mark, seal and flourish attest to all of which hereinabove stated.

Signed: Estrella Miranda Marrero and Marta Calero Padrón.

Signed, sealed, marked and flourished: Manuel Edgardo Elías Rivera, Notary Public.

There appear the corresponding Internal Revenue Stamps and the Notarial Stamp tax duly cancelled and the initials of the appearing parties in every page and their signature at the end.

I, the Notary, CERTIFY: That the foregoing is a true, correct and exact copy of the original now of record on my Protocol of Public Instrument for the year 1995, which consists of three (3) pages.

IN WITHNESS WHEREOF, I issue the first (1st) certified copy hereof to Banco Santander Puerto Rico which I sign, seal, mark and flourish this twenty–sic (26th) day of June, 1995.

Signed: Manuel Edgardo Elías Rivera, Notary Public.